Exhibit 99.1

Staples, Inc. Announces Third Quarter 2015 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 18, 2015--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 31, 2015. Total company sales for the third quarter of 2015 were $5.6 billion, a decrease of six percent compared to the third quarter of 2014. On a GAAP basis, the company reported net income of $198 million, or $0.31 per diluted share. Third quarter 2015 results on a GAAP basis include pre-tax charges of $40 million related to the acquisition of Office Depot, as well as $28 million primarily related to restructuring activities.

Total company sales for the third quarter of 2015 were flat compared to the third quarter of 2014 after excluding the impact of store closures during the past year and changes in foreign exchange rates. Excluding the impact of charges taken during the third quarter of 2015, the company reported non-GAAP net income of $226 million, or $0.35 per diluted share, compared to third quarter 2014 non-GAAP net income of $236 million, or $0.37 per diluted share.

“We’re driving solid sales and earnings growth in our North American Commercial business, and stabilizing results in North American Stores and Online,” said Ron Sargent, Staples’ chairman and chief executive officer. “Our strategic reinvention is on track, and we look forward to accelerating the transformation of Staples with the acquisition of Office Depot.”

Third Quarter 2015 Highlights

  Grew sales in North American Commercial one percent in U.S. dollars, or two percent on a local currency basis.
  Increased total company gross profit as a percentage of sales by 44 basis points on a GAAP basis, or 29 basis points after excluding charges related to inventory write-downs of $1 million during the third quarter of 2015 and $11 million during the third quarter of 2014.
  Improved total company operating income as a percentage of sales by 18 basis points on a GAAP basis, or 21 basis points after excluding charges of $40 million during the third quarter of 2015 and $41 million during the third quarter of 2014.
  Grew operating income by $13 million and improved operating income rate by 56 basis points during the third quarter of 2015 in North American Commercial.
  Secured approximately $50 million of annualized cost savings during the third quarter of 2015.
  Secured more than $450 million of annualized cost savings since the beginning of 2014, as part of a previously announced plan to eliminate at least $500 million of annualized costs in 2014 and 2015 combined.
  Closed 18 stores in North America during the third quarter of 2015 and closed 230 stores in North America since the beginning of 2014.

Third Quarter 2015 Financial Summary

	Third Quarter
(dollar amounts in millions, except per share data)	2015	2014	Change
Total company sales	$5,593	$5,962	-6.2%
Total company sales growth excluding the impact of store closures and changes in foreign exchange rates*			-0.4%

GAAP operating income	$318	$328	-$10
Non-GAAP operating income*	$358	$369	-$11

GAAP operating income rate	5.7%	5.5%	18 basis points
Non-GAAP operating income rate*	6.4%	6.2%	21 basis points

GAAP net income	$198	$217	-$19
Non-GAAP net income*	$226	$236	-$10

GAAP earnings per diluted share	$0.31	$0.34	-9%
Non-GAAP earnings per diluted share*	$0.35	$0.37	-5%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Total company non-GAAP operating income rate increased 21 basis points to 6.4 percent from an operating income rate of 6.2 percent achieved during the third quarter of 2014. This increase reflects improved product margin rate in North American Stores and Online and North American Commercial, as well as reduced labor expense in North American stores. This was partially offset by investments in sales force to drive growth in categories beyond office supplies in North American Commercial, increased delivery expense in North American Stores and Online, as well as lower product margin rate in International Operations.

The company generated operating cash flow of $703 million and invested $215 million in capital expenditures year to date, resulting in free cash flow of $488 million. The company ended the quarter with $1.9 billion in liquidity, including $782 million in cash and cash equivalents.

North American Stores and Online
	Third Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,613	$2,834	-7.8%
Comparable sales*			-2%
Comparable store sales			-2%
Staples.com local currency sales growth			1%

Operating income	$201	$218	-$17
Operating income rate	7.7%	7.7%	-1 basis point

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

Sales for the third quarter of 2015 were $2.6 billion, a decrease of eight percent compared to the third quarter of 2014. Sales growth was negatively impacted by approximately four percent due to changes in foreign exchange rates. Store closures also negatively impacted third quarter 2015 sales growth by approximately three percent. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, decreased two percent versus the prior year. Sales declines in mobility, business machines, technology accessories, and ink and toner were partially offset by growth in office supplies, copy and print, and furniture. Comparable store sales decreased two percent, reflecting a one percent decline in average order size and a one percent decline in traffic versus the prior year. Staples.com sales declined two percent in U.S. dollars and grew one percent on a local currency basis during the third quarter of 2015.

Operating income rate decreased 1 basis point to 7.7 percent compared to the third quarter of 2014. This primarily reflects increased delivery expense, increased marketing expense as a percentage of sales, and the negative impact of lower sales on fixed expenses. This was offset by improved product margin rate and reduced labor and rent expense in retail stores.

North American Commercial
	Third Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,173	$2,158	0.7%

Operating income	$172	$159	$13
Operating income rate	7.9%	7.4%	56 basis points

Sales for the third quarter of 2015 were $2.2 billion, an increase of one percent in U.S. dollars or two percent on a local currency basis compared to the third quarter of 2014. This primarily reflects growth in facilities supplies, promotional products, breakroom supplies, and furniture, partially offset by sales declines in ink and toner and paper.

Operating income rate increased 56 basis points to 7.9 percent compared to the third quarter of 2014. This improvement primarily reflects increased product margin rate, lower marketing expense and lower distribution expense. This was partially offset by investments in sales force to drive growth in categories beyond office supplies.

International Operations
	Third Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$807	$970	-16.8%

Operating income	$0	$6	-$6
Operating income rate	0.0%	0.6%	-64 basis points

Sales for the third quarter of 2015 were $807 million, a decrease of 17 percent in U.S. dollars and a decrease of three percent on a local currency basis compared to the third quarter of 2014. This was primarily driven by sales declines in Europe, partially offset by growth in China.

Operating income rate for International Operations decreased 64 basis points to 0.0 percent compared to the third quarter of 2014. This decrease primarily reflects lower product margin rate and the negative impact of lower sales on fixed expenses in Europe, partially offset by improved profitability in Australia and China.

Outlook

For the fourth quarter of 2015, the company expects sales to decrease versus the fourth quarter of 2014. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.26 to $0.30 for the fourth quarter of 2015. The company’s guidance reflects the unfavorable impact of the stronger U.S. dollar on sales and earnings. The company’s earnings guidance excludes any potential impact related to restructuring and other related activities or costs related to the company’s planned acquisition of Office Depot. For the full year 2015, the company expects to generate more than $600 million of free cash flow.

Presentation of Non-GAAP Information

This press release presents certain results with and without restructuring and related charges, long-lived asset impairment, inventory write-downs, costs related to the acquisition of Office Depot, as well as costs related to the PNI data security incident. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates and with and without the impact of store closures. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that current estimates for charges to be incurred related to restructuring initiatives, the planned acquisition of Office Depot, and the potential related impact on cash flow represent broad ranges which are based on preliminary analysis and are subject to change as plans become finalized.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and breakroom supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Headquartered outside of Boston, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of the risks and uncertainties, including but not limited to those factors discussed or referenced in our Annual Report on Form 10-K filed on March 6, 2015, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollar Amounts in Millions, Except Share Data) (Unaudited)

	October 31, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$782	$627
Receivables, net	1,967	1,928
Merchandise inventories, net	2,156	2,144
Deferred income tax assets	199	224
Prepaid expenses and other current assets	335	252
Total current assets	5,439	5,175

Property and equipment:
Land and buildings	916	948
Leasehold improvements	1,182	1,231
Equipment	2,843	2,825
Furniture and fixtures	977	1,016
Total property and equipment	5,918	6,020
Less: Accumulated depreciation	4,348	4,314
Net property and equipment	1,570	1,706

Intangible assets, net of accumulated amortization	292	335
Goodwill	2,663	2,680
Other assets	354	412
Total assets	$10,318	$10,308
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,022	$1,867
Accrued expenses and other current liabilities	1,284	1,332
Debt maturing within one year	19	92
Total current liabilities	3,325	3,291

Long-term debt, net of current maturities	1,016	1,018
Other long-term obligations	630	686

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 944,842,977 and 643,601,788 shares at October 31, 2015 and 941,561,541 shares and 640,320,352 shares at January 31, 2015, respectively	1	1
Additional paid-in capital	4,978	4,935
Accumulated other comprehensive loss	(1,113)	(1,041)
Retained earnings	6,892	6,829
Less: Treasury stock at cost, 301,241,189 shares at October 31, 2015 and January 31, 2015	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	5,339	5,305
Noncontrolling interests	8	8
Total stockholders’ equity	5,347	5,313
Total liabilities and stockholders’ equity	$10,318	$10,308

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income (Amounts in Millions, Except Per Share Data) (Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Sales	$5,593	$5,962	$15,791	$16,836
Cost of goods sold and occupancy costs	4,071	4,366	11,659	12,521
Gross profit	1,522	1,596	4,132	4,315
Operating expenses:
Selling, general and administrative	1,163	1,224	3,466	3,627
Impairment of long-lived assets	2	9	25	36
Restructuring charges	22	25	85	126
Amortization of intangibles	17	16	51	46
Total operating expenses	1,204	1,274	3,627	3,836

Gain on sale of businesses and assets, net	—	6	3	27

Operating income	318	328	508	506

Other income (expense):
Interest income	1	1	2	2
Interest expense	(40)	(13)	(90)	(37)
Other income (expense), net	(8)	(3)	(9)	3
Income before income taxes	271	314	411	474
Income tax expense	73	97	118	79
Net income	$198	$217	$293	$395

Earnings Per Share:
Basic Earnings Per Common Share	$0.31	$0.34	$0.46	$0.62
Diluted Earnings Per Common Share	$0.31	$0.34	$0.45	$0.61

Dividends declared per common share	$0.12	$0.12	$0.36	$0.36

Comprehensive (loss) income	$188	$80	$221	$258

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Amounts in Millions) (Unaudited)

	39 Weeks Ended
	October 31, 2015	November 1, 2014
Operating Activities:
Net income	$293	$395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	292	300
Amortization of intangibles	51	46
Gain on sale of businesses and assets, net	(3)	(27)
Impairment of long-lived assets	25	36
Inventory write-downs related to restructuring activities	1	26
Stock-based compensation	49	51
Excess tax benefits from stock-based compensation arrangements	(5)	—
Deferred income tax expense (benefit)	43	(21)
Other	9	16
Changes in assets and liabilities:
Increase in receivables	(66)	(151)
Increase in merchandise inventories	(36)	(72)
(Increase) decrease in prepaid expenses and other assets	(43)	48
Increase in accounts payable	175	221
(Decrease) increase in accrued expenses and other liabilities	(23)	71
Decrease in other long-term obligations	(59)	(31)
Net cash provided by operating activities	703	908

Investing Activities:
Acquisition of property and equipment	(215)	(201)
Proceeds from the sale of property and equipment	9	3
Sale of businesses, net	2	59
Acquisition of businesses, net of cash acquired	(23)	(68)
Net cash used in investing activities	(227)	(207)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	24	20
Proceeds from borrowings	4	19
Payments on borrowings, including payment of deferred financing fees	(89)	(45)
Cash dividends paid	(231)	(230)
Excess tax benefits from stock-based compensation arrangements	5	—
Repurchase of common stock	(23)	(183)
Net cash used in financing activities	(310)	(419)
Effect of exchange rate changes on cash and cash equivalents	(11)	(13)
Net increase in cash and cash equivalents	155	269
Cash and cash equivalents at beginning of period	627	493
Cash and cash equivalents at end of period	782	762
Add: Cash and cash equivalents attributed to disposal group held for sale at February 1, 2014	—	8
Cash and cash equivalents at the end of the period	$782	$770

STAPLES, INC. AND SUBSIDIARIES Segment Reporting (Amounts in Millions) (Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
	Sales
North American Stores & Online	$2,613	$2,834	$7,092	$7,750
North American Commercial	2,173	2,158	6,330	6,211
International Operations	807	970	2,369	2,875
Total segment sales	$5,593	$5,962	$15,791	$16,836

	Business Unit Income (Loss)
North American Stores & Online	$201	$218	$304	$338
North American Commercial	172	159	444	425
International Operations	—	6	(42)	(41)
Business unit income	373	383	706	723
Stock-based compensation	(15)	(14)	(49)	(51)
Impairment of long-lived assets	(2)	(9)	(25)	(36)
Restructuring charges	(22)	(25)	(85)	(126)
Inventory write-downs related to restructuring activities	(1)	(11)	(1)	(26)
Accelerated depreciation related to restructuring activities	—	(2)	(5)	(4)
Gain on sale of businesses and assets, net	—	6	3	27
Interest and other expense, net	(47)	(15)	(97)	(32)
Merger-related costs	(12)	—	(33)	—
PNI data security incident costs	(3)	—	(3)	—
Income before income taxes	$271	$314	$411	$474

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)
For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable
GAAP measures are shown below (amounts in millions, except per share data):

	13 Weeks Ended
	October 31, 2015
	GAAP	Inventory write-downs related to restructuring activities	Restructuring charges	Impairment of long-lived assets	Merger- related costs	PNI data security incident costs	Non-GAAP
Operating income	$318	$1	$22	$2	$12	$3	$358
Interest and other expense, net	47				28		19
Income before income taxes	271						339

Income tax expense	73						73
Adjustments	—						40
Adjusted income tax expense	73						113

Net income	$198						$226

Effective tax rate	27.0%						33.5%

Diluted earnings per common share	$0.31						$0.35

	39 Weeks Ended
	October 31, 2015
	GAAP	Inventory write-downs related to restructuring activities	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Gain on sale of assets, net	Merger- related costs	PNI data security incident costs	Non-GAAP
Operating income	$508	$1	$85	$30	$(3)	$33	$3	$657
Interest and other expense, net	97					56		41
Income before income taxes	411							616

Income tax expense	118							118
Adjustments	—							88
Adjusted income tax expense	118							206

Net income	$293							$410

Effective tax rate	28.8%							33.5%

Diluted earnings per common share	$0.45							$0.63

	13 Weeks Ended
	November 1, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long lived assets & accelerated depreciation	Gain on sale of business	Non-GAAP
Sales	$5,962					$5,962
Gross profit	1,596	$11	—	—	—	1,607
Gross profit rate	26.8%					27.0%

Operating income	328	11	$25	$11	$(6)	369
Interest and other expense, net	15					15
Income before income taxes	314					354

Income tax expense	97					97
Reduction of liability for unrecognized tax benefits	—					6
Tax benefit on charges related to restructuring activities	—					16
Adjusted income tax expense	97					119

Net income	$217					$236

Effective tax rate	30.9%					33.5%

Diluted earnings per common share	$0.34					$0.37

	39 Weeks Ended
	November 1, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long lived assets & accelerated depreciation	Gain on sale of businesses, net	Non-GAAP
Sales	$16,836					$16,836
Gross profit	4,315	$26	—	—	—	4,341
Gross profit rate	25.6%					25.8%

Operating income	506	26	$126	$40	$(27)	672
Interest and other expense, net	32					32
Income before income taxes	474					640

Income tax expense	79					79
Reduction of liability for unrecognized tax benefits & other discrete tax items	—					63
Tax benefit on charges related to restructuring activities	—					72
Adjusted income tax expense	79					214

Net income	395					425

Effective tax rate	16.7%					33.5%

Diluted earnings per common share	$0.61					$0.66

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Sales Growth (Dollar amounts in Millions) (Unaudited)

Staples.com Sales Growth
	Third quarter of fiscal 2015	Third quarter of fiscal 2014	Change
GAAP sales	$584	$595	$(11)
GAAP sales growth	(1.8)%

Impact of changes in exchange rates	$17

Non-GAAP sales	$601	$595	$6
Non-GAAP sales growth	1.1%

	Year-to-date fiscal 2015	Year-to-date fiscal 2014	Change
GAAP sales	$1,720	1,730	$(10)
GAAP sales growth	(0.6)%

Impact of changes in exchange rates	$42

Non-GAAP sales	$1,762	$1,730	$32
Non-GAAP sales growth	1.9%
	13 Weeks Ended October 31, 2015
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(7.8)%	3.6%	(4.2)%
North American Commercial	0.7%	1.0%	1.7%
International Operations	(16.8)%	14.0%	(2.8)%
Total sales	(6.2)%	4.4%	(1.8)%

	39 Weeks Ended October 31, 2015
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(8.5)%	2.9%	(5.6)%
North American Commercial	1.9%	0.9%	2.8%
International Operations	(17.6)%	15.6%	(2.0)%
Total sales	(6.2)%	4.3%	(1.9)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Sales Growth (continued) (Unaudited)

13 Weeks Ended October 31, 2015
GAAP sales growth	(6.2)%
Impact of change in exchange rates	(4.4)%
Impact of store closures	(1.4)%
Non-GAAP sales growth	(0.4)%

STAPLES, INC. AND SUBSIDIARIES Reconciliation of Free Cash Flow Disclosures (Amounts in Millions) (Unaudited)

	39 Weeks Ended
	October 31, 2015	November 1, 2014
Net cash provided by operating activities	$703	$908
Acquisition of property and equipment	(215)	(201)
Free cash flow	$488	$707

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers, 508-253-4632